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                                                                  EXHIBIT 10.48



                                               STANDARD CHARTERED
                                               ------------------


Date:      22nd February 1996                  Corporate Banking Group
Your Ref:                                      9/F Chiwan Tower Park Lane Square
Our Ref:       CBG/KLN/T&G2/BEJ                1-23 Kimberley Road Tsimshatsui
                                               Kowloon Hong Kong

                                               Telephone (852) 2820 3333


CONFIDENTIAL
------------

Tarrant Co. Ltd.
13/F and 14/F Lladro Centre
72-80 Hoi Yuen Road
Kwun Tong, Kowloon


Attn:  Mr. Eddy T. Y. Yuen/Mr. Paul P.L. Lau
--------------------------------------------


Dear Sirs,

                     BANKING FACILITIES:  TARRANT CO. LTD.

We are pleased to confirm that the Bank is willing to make available to your company (the "Company") the following working capital facilities up to the amounts indicated.


1.       IMPORT FACILITIES - USD10,000,000.-

Sight and usance documentary letters of credit, secured by the underlying goods and covering the procurement of working capital merchandise, with a corresponding trust receipt loan facility up to USD10,000,000.- Within this facility sight and usance documentary letters of credit not secured by the underlying goods, with a corresponding import loan facility, are available up to a limited of USD10,000,000.- The combined usance and loan period for any one transaction is not to exceed 60 days. Prior evidence of insurance will be required for all "free on board" and "cost and freight" shipments.

The Overdraft and Export Facilities mentioned below will be treated as sub-limits of the Import Facilities, so that the combined outstandings are not to exceed the amount of the Import Facilities.

2.       CURRENT ACCOUNT OVERDRAFT - HKD10,000,000.-


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STANDARD CHARTERED                                                      Page 2
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Tarrant Co. Ltd.


3.       EXPORT FACILITIES - USD7,000,000.-

Purchase of documentary bills unsecured by goods, at sight or on a "documents against acceptance - D/A" basis with usances of up to 45 days drawn on Tarrant Apparel Group is available up to a limit of USD5,000,000.-

Negotiation of discrepant documents, secured or unsecured by goods, presented under export letters of credit issued by banks acceptable to us up to a limited USD2,000,000.-


INTEREST, COMMISSIONS AND FEES

Unless otherwise specified, interest on all sums advanced will be payable monthly in arrears at Prime. A default rate of Prime plus 8% per annum will apply to amounts not pad when due or in excess of agreed facility amounts. "Prime" means the rate which we announce or apply from time to time as our prim rate for lending Hong Kong Dollars. Commissions will be charged at our standard rates unless otherwise stipulated. Hong Kong Dollar export and import bills will be financed at Prime and United States Dollar export and import bills will be financed at our standard bills finance rates plus 0.25% per annum. All past due bills shall bar interest at 3% per annum above the rates charged on your regular bills outstandings.


Letters of credit commission:
-----------------------------

1st USD50,000.-                   0.25%
2nd USD50,000.-                   0.125%
Thereafter                        0.0625%

Export commission in lieu of exchange:
--------------------------------------

1st USD50,000.-                   0.25%
Thereafter                        0.125%

You will reimburse the Bank for all legal fees and other expenses incurred in arranging the above facilities.


AVAILABILITY AND REPAYMENT

The above facilities are subject to the Bank's periodic review, and it is expressly agreed that they will at all times be available at the sole discretion of the Bank. Notwithstanding any other provisions contained in this letter or in any other document, the Bank will at all times have the right to require immediate payment and/or cash collateralisation of all or part of any sums actually or contingently owing to it.

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STANDARD CHARTERED                                                      Page 3
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Tarrant Co. Ltd.


DOCUMENTATION

Before the above facilities may be used, the enclosed copy of this letter and the Bank's standard form General Customer Agreement must be signed and returned to us together with a certified copy of appropriate authorizing board resolutions.


The following documentation will also be required:

o Corporate guarantee by Tarrant Apparel Group, limited to the principal amount of USD10,000,000.- plus interest and other charges. Legal opinion required at least for the first execution.

o        UCC filing over the inventory of Tarrant Apparel Group in the U.S.
         (excluding domestic inventory and those imported inventory under letters of credit issued by Wells Fargo Trade Bank).

o Letter from Tarrant Apparel Group undertaking to maintain minimum tangible networth at not less than USD22,000,000.- and debt-to-equity ratio not to exceed 2.0:1 at each audited financial year end. Defined as Total Liabilities (current and long term) divided by Tangible Networth.

o        Negative pledge over the assets of the Company.

o A signed original copy of the Company's audited financial statements within 9 months after its financial year end. Quarterly results announcement of Tarrant Apparel Group within 90 days after each period end and half yearly management accounts of the Company within 120 days after each period end. Such other information as the Bank may request from time to time.


UNDERTAKINGS

The Company undertakes to the Bank that it will:

o Allocate Import Letter of Credit business of no less than USD40,000,000.- per annum to the Bank.

o        Maintain pari-passu status amongst all lenders except:-

1. The Hongkong and Shanghai Banking Corporation Ltd. has the right to receive 30% of the factored of Tarrant Apparel Group against the D/A bills drawn by the Company on Tarrant Apparel Group.

2. The Hongkong and Shanghai Banking Corporation Ltd. has the key-man insurance of USD6,000,000.- from Mr. Gerard Guez.




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STANDARD CHARTERED                                                       Page 4
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Tarrant Co. Ltd.


3.       Lodgement of Letters of Credit issued by Lerner New York.

o Achieve with The Hongkong and Shanghai Banking Corporation Ltd. actual release of the debenture over the Company's assets by 31st May 1996.

o Immediately inform the Bank of any proposed change of the Company's directors or beneficial shareholders or amendment of its memorandum or articles of association.

By acceptance of this letter the Company gives consent to the Bank to disclose to the head office and any branch, related company, associate, agent or representative of Standard Chartered Bank details of the Company's account relationship with the Bank including credit balances and any security given for the facilities.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Administration Unit at its Kowloon Main Office, 9th Floor, Chiwan Tower, Park Lane Square, 1-23 Kimberley Road, Tsimshatsui, Kowloon, for the attention of Ms. Kim Yang, within one month after the date of this letter, after which this offer will lapse. When accepted, this letter will supersede any previous facility letter which the Bank has issued to the Company. This letter will be governed by Hong Kong law.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries, please contact Ms. Kim Yang, whose telephone number is 2378-6430.

We are pleased to be of service to you and take this opportunity to thank you for your custom.


Yours faithfully,
For and on behalf of  STANDARD CHARTERED BANK


/s/  Ann Lam                                    /s/      Bernie Ip
--------------------------                      --------------------------
Ann Lam                                         Bernie Ip
Senior Relationship Manager                     Senior Manager

BI/AL/SL/KY/bn
Encl.


Agreed.
For and on Behalf of TARRANT CO. LTD.


/s/  Paul Lau Po Law                        /s/      Eddy Yuen Tak Yu
--------------------------                  --------------------------
Paul Lau Po Law                                      Eddy Yuen Tak Yu